UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2017 (August 14, 2017)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 14, 2017, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. as representative of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), pursuant to which the Partnership agreed to sell to the Underwriters 54,000,000 common units (the “Firm Units”) representing limited partner interests (the "Common Units") in the Partnership at a price of $18.65 per Firm Unit. Pursuant to the Underwriting Agreement, the Partnership has granted the Underwriters a 30-day option to purchase up to 8,100,000 additional Common Units (the “Option Units” and together with the Firm Units, the “Offered Units”). The Offered Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-206301) of the Partnership, which became effective on August 11, 2015, as supplemented by the Prospectus Supplement dated August 14, 2017 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on August 16, 2017.
The offering with respect to the Firm Units closed on August 18, 2017. The Partnership received proceeds before expenses from the offering of approximately $997 million. The Partnership intends to use the net proceeds from the offering to repay amounts outstanding under the revolving credit facilities of the Partnership and its subsidiary, Energy Transfer, LP, (the “revolving credit facilities”), to fund capital expenditures and for general partnership purposes.
The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of each of the Underwriters are lenders under the revolving credit facilities and, accordingly, may receive a portion of the net proceeds from this offering.
The foregoing description of the Underwriting Agreement is not completed and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. Legal opinions relating to the Offered Units are included as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of August 14, 2017, between Energy Transfer Partners, L.P. and Barclays Capital Inc., as representative of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP regarding legality of the Offered Units.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

		By:	Energy Transfer Partners GP, L.P.
its General Partner

		By:	Energy Transfer Partners, L.L.C.
its General Partner

Date:	August 18, 2017	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement, dated as of August 14, 2017, between Energy Transfer Partners, L.P. and Barclays Capital Inc., as representative of the several underwriters named therein.
5.1	Opinion of Latham & Watkins LLP regarding legality of the Offered Units.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

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